EXHIBIT 31.1

     CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

I, Rachel Ben-Nun, certify that:

1. I have reviewed this quarterly report for the period ended September 30, 2006 of OrganiTECH USA, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.



Dated: March 14, 2007

/s/ Rachel Ben-Nun
--------------------
Rachel Ben-Nun
Chief Executive Officer